FIRST SUPPLEMENTAL INDENTURE


          FIRST SUPPLEMENTAL INDENTURE, dated as of December 15, 1993 (this "Supplemental Indenture"), between TRITON ENERGY CORPORATION, a Texas corporation as issuer (the "Issuer") and UNITED STATES TRUST COMPANY OF NEW YORK, a New York corporation as trustee (the "Trustee").


                           W I T N E S S E T H:


          WHEREAS, the Issuer and the Trustee are parties to the Indenture dated as of December 15, 1993 (as amended, supplemented or otherwise modified from time to time, the "Indenture");

          WHEREAS, the Board of Directors of the Issuer has adopted a Board Resolution authorizing the Issuer (i) to issue $170,000,000 in aggregate principal amount of its 9-3/4% Senior Subordinated Discount Notes due 2000 in the form attached hereto as Exhibit A (the "Notes"), which Notes shall constitute a series of Securities under the Indenture and (ii) in connection with issuance of the Notes and in accordance with the terms of Section
8.1 of the Indenture, to enter into this Supplemental Indenture without the consent of the Holders of Securities; and

          WHEREAS, the Issuer has requested the Trustee and the Trustee has agreed to join in the execution of this Supplemental
Indenture in accordance with the terms of Section 8.1 of the Indenture and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the Holders from time to time of the Notes as follows:

          SECTION 1.     Amendments to the Indenture Relating to
                         the Notes.

          1.1  Amendments to Article One of the Indenture
(Definitions). Article One of the Indenture is hereby amended in respect of the Notes and only in respect of the Notes as follows:

          (a) by adding thereto the following new definitions in their appropriate alphabetical order:

          "Accreted Amount" as of any date of determination prior to December 15, 1996 means the sum of (a) the initial offering price of the Notes and (b) the portion of the original issue discount per Note which shall have been amortized with respect to such Note through such date, such original issue discount to be so amortized at the rate of 9-3/4% per annum (such percentage being expressed as a percentage of the sum of the initial offering price plus previously amortized original issue discount) using semi-annual compounding of such rate on each December 15 and June 15, commencing June 15, 1994, from the date of issuance of the Notes through the date of determination. For any date on or after December 15, 1996, Accreted Amount shall mean 100% of the principal amount of the Notes.

          "Acquired Indebtedness" means Indebtedness of a Person
     (i) existing at the time such Person becomes a Subsidiary or
     (ii) assumed in connection with the acquisition of assets from a Person, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition, as the case may be.

          "Asset Sale" means any conveyance, transfer, lease or other disposition (including, without limitation, by way of merger or consolidation), directly or indirectly, in any consecutive 12-month period, in one or a series of related transactions, of (i) any of the Capital Stock of any Subsidiary or Special Subsidiary (other than the primary issuance and sale by a Subsidiary or Special Subsidiary of the Capital Stock of such Subsidiary or Special Subsidiary and other than the sale and issuance of directors' qualifying shares), (ii) all or substantially all of the properties and assets of any division or line of business of the Issuer or any of its "significant subsidiaries" (as defined in Regulation S-X promulgated by the Commission under the Exchange Act) or (iii) any other assets of the Issuer or any of its Subsidiaries or Special Subsidiaries outside of the ordinary course of business; provided, however, that with respect to a Special Subsidiary, clause
     (iii) above shall only apply to the extent the Issuer actually receives by dividend any of the net proceeds directly attributable thereto. For the purpose of this definition, the term "Asset Sale" shall not include any conveyance, transfer, lease or disposition of properties or assets of the Issuer (A) the gross proceeds of which do not exceed $1,000,000, (B) that is permitted pursuant to Section
     9.1 of the Indenture or (C) that involves any transfer of Capital Stock, property or assets of a Subsidiary or Special Subsidiary to the Issuer or any other Subsidiary or of the Issuer to a Restricted Subsidiary.

          "Asset Sale Amount" shall have the meaning set forth in
     Section 3.9(c).

          "Asset Sale Offer" shall have the meaning set forth in
     Section 3.9(c).

          "Asset Sale Offer Date" shall have the meaning set forth in Section 3.9(c).

          "Asset Sale Offer Notice" shall have the meaning set forth in Section 3.9(e).

          "Asset Sale Offer Price" shall have the meaning set forth in Section 3.9(c).

          "Asset Sale Purchase Date" shall have the meaning set forth in Section 3.9(d).

          "Asset Sale Purchase Notice" shall have the meaning set forth in Section 3.9(f).

          "Average Quoted Price" means, with respect to any security, the average of the Quoted Prices of such security for 30 consecutive trading days ending on the last full trading day prior to the time of determination set by the Issuer, which shall be any date no later than 10 days prior to the proposed incurrence of Indebtedness.

          "Capital Stock" means, as applied to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of such Person's capital stock whether now outstanding or issued after the date of the Indenture except for Redeemable Stock.

          "Capitalized Lease Obligation" means, as applied to any Person, any obligation relating to any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

          "Cash Equivalents" means money, checks, demand deposit accounts, certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $300,000,000, commercial paper with a maturity of 180 days or less issued by a corporation (except an Affiliate of the Issuer) organized under the laws of any state of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Corporation and at least P-1 by Moody's Investors Service, Inc. and other instruments or investments of equivalent liquidity and safety.

          "Change in Control" of the Issuer means the occurrence of any of the following: (i) any Person other than the Issuer, any Subsidiary of the Issuer, any Special Subsidiary or any employee benefit plan of either the Issuer or any Subsidiary of the Issuer or any Special Subsidiary, files a
     Schedule 13D or 14D-1 under the Exchange Act (or any successor schedule, form or report) disclosing that such Person has become the beneficial owner of 40% or more of the total combined voting power of the common stock and other voting Capital Stock of the Issuer entitled to vote immediately in the election of directors, (ii) there shall be consummated any consolidation or merger of the Issuer (a) in which the Issuer is not the continuing or surviving corporation or (b) pursuant to which the common stock of the Issuer would be converted into cash, securities or other property, in each case other than a consolidation or merger of the Issuer in which the holders of the Issuer's common stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the common equity of the continuing or surviving corporation immediately after the consolidation or merger or (iii) all or substantially all the Issuer's assets are sold to any Person.

          "Change in Control Notice" shall have the meaning set forth in Section 3.14(c).

          "Change in Control Offer" shall have the meaning set forth in Section 3.14(c).

          "Change in Control Purchase Date" shall have the meaning set forth in Section 3.14(a).

          "Change in Control Purchase Notice" shall have the meaning set forth in Section 3.14(c).

          "Change in Control Purchase Price" shall have the meaning set forth in Section 3.14(a).

          "Colombian Assets" means (i) the Capital Stock of Triton Colombia, (ii) the Capital Stock of any Subsidiary of Triton Colombia, (iii) the shares, interests, participations, rights or other equivalent means of ownership owned by the Issuer or a Subsidiary of the Issuer in any Joint Venture, provided such Joint Venture owns, directly or indirectly, oil and gas properties or other property interests or rights to oil and gas production in the Santiago de las Atalayas and the Tauramena contract areas in Colombia, (iv) the Capital Stock of any Subsidiary of the Issuer (other than Triton Colombia and its Subsidiaries) that owns, directly or indirectly, oil and gas properties or other property interests or rights to oil and gas properties in the Santiago de las Atalayas and the Tauramena contract areas in Colombia and (v) assets, tangible and intangible, of the Issuer or any Subsidiary or Joint Venture referred to in clauses (i) through (iv) of this definition that are located in or pertain directly to the operations of the Issuer or any of its Subsidiaries in the Santiago de las Atalayas and the Tauramena contract areas in Colombia.

          "Colombian Sale Redemption Price" means (i) with respect to any repurchase date prior to December 15, 1996, a price equal to 100% of Accreted Amount of the Notes to be so redeemed plus the Make-Whole Premium, (ii) with respect to any repurchase date on or after December 15, 1996 and before December 15, 1997, a price equal to 100% of the principal amount of the Notes to be so redeemed plus accrued and unpaid interest to the repurchase date plus the Make-Whole Premium, and (iii) with respect to any repurchase date on or after December 15, 1997, at the Redemption Price then applicable with respect to an optional redemption pursuant to the terms of the Indenture plus accrued and unpaid interest to the repurchase date.

          "Consolidated Net Income" of the Issuer means, for any period taken as one accounting period, the net income (or loss) of the Issuer on a consolidated basis for such period determined in conformity with GAAP.

          "Consolidated Net Worth" means, with respect to any Person, as at any date of determination, the consolidated stockholders' equity (or like balance sheet designation) of such Person as determined in accordance with GAAP.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Issuer or any of its Subsidiaries or the Special Subsidiaries against fluctuations in currency values.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Deficiency" shall have the meaning set forth in
     Section 3.9(c).

          "Excess Proceeds" shall have the meaning set forth in
     Section 3.9(b).

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of the Indenture.

          "guarantee" means, as applied to any obligation, (i) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

          "Interest Rate Agreements" means the obligations of any Person pursuant to any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates.

          "Investment" means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business, which are recorded as accounts receivable on the balance sheet of any Person) or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities issued by, any other Person.

          "Intercompany Agreement" means an intercompany agreement substantially in the form attached as an Exhibit B to the First Supplemental Indenture, dated as of December
     15, 1993, between the Issuer and the Trustee.

          "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form, provided that, as to any such arrangement in corporate form, such corporation shall not, as to any Person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such Person is a party.

          "Lien" means any mortgage, lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

          "Make-Whole Premium" means, (I) at any time prior to December 15, 1996, the greater of (i) 1.0% of the Accreted Amount of such Note at such time and (ii) the excess of (A) the present value at such time of the Redemption Price of such Note as of any optional Redemption Date designated by the Issuer and all cash interest which would be payable or would accrue thereon through such Redemption Date, computed using a discount rate equal to the Treasury Yield plus 100 basis points, over (B) the Accreted Amount of such Note at such time or (II) at any time on or after December 15, 1996, the greater of (i) 1.0% of the principal amount of such Note plus accrued and unpaid interest to such date and (ii) the excess of (A) the present value at such time of the Redemption Price of such Note, computed as provided in clause (I)(ii)(A) above, over (B) the principal amount of such Note and accrued and unpaid interest thereon at such time.

          "Material Subsidiary" means, at the time of determination, any Subsidiary or Special Subsidiary of the Issuer that (a) accounted for more than five percent of the consolidated revenues of the Issuer for the most recently completed fiscal year of the Issuer or (b) was the owner of more than five percent of the consolidated assets of the Issuer as at the end of such fiscal year, all as shown on the consolidated financial statements of the Issuer for such fiscal year.

          "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Issuer or any Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,
     (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is required in connection with such Asset Sale and (iv) appropriate amounts to be provided by the Issuer or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Issuer or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

          "Notes" means the Issuer's 9-3/4% Senior Subordinated
     Discount Notes due 2000 in the aggregate principal amount of $170 million.

          "1997 Notes" means the Issuer's 12 1/2% Senior
     Subordinated Discount Notes due 1997 in the aggregate principal amount of $240 million.

          "Oil and Gas Reserve Estimate" means, on an after-tax basis, the standardized measure of discounted future net cash inflows relating to proved oil and gas reserves as calculated in accordance with Statement of Financial Accounting Standards No. 69, as in effect on the date of this Indenture, as adjusted for any (i) back-in interests or interest equalization and unitization arrangements with third parties and (ii) acquisitions, transfers or dispositions of interests in such reserves since the date as of which such standardized measure has been calculated (it being understood that in the case of any acquisition, the right to include such estimates shall be dependent upon the availability of such estimate from a nationally recognized engineering firm).

          "Permitted Indebtedness" means (i) the Notes; (ii) the 1997 Notes; (iii) Indebtedness of the Issuer or any of its Subsidiaries or Special Subsidiaries outstanding on the date of the Indenture; (iv) obligations pursuant to Interest Rate Agreements or Currency Agreements; (v) with respect to any assets acquired or constructed after the date of this Indenture (including unimproved real property acquired prior to the date of this Indenture), Indebtedness under Capitalized Lease Obligations and purchase money mortgages;
     (vi) Indebtedness of the Issuer or any Subsidiary in respect of trade letters of credit and standby letters of credit incurred in the ordinary course of business in an aggregate amount not to exceed $25,000,000 at any time outstanding;
     (vii) loans or advances from a Subsidiary to the Issuer or another Subsidiary, provided that the obligation of the obliger of such Indebtedness is subject to an Intercompany Agreement; (viii) Indebtedness of the Issuer or any Subsidiary consisting of (A) guaranties, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets and
     (B) guarantees of the Indebtedness of a Restricted Subsidiary, provided, however, that (I) to the extent such transaction involves an Affiliate, the obligation of the guarantor of such guarantee is subject to an agreement substantially in the form of the Intercompany Agreement,
     (II) such guarantee is subordinated to the Notes, and the agreement governing the guarantee shall include subordination provisions substantially similar to those set forth in the Indenture subordinating such guarantee to the Notes to the same extent as if the Notes were Senior Indebtedness, and (III) such incurrence of the guarantee is otherwise permitted under the provisions of Section 3.7 of the Indenture; (ix) any obligation or liability of the Issuer or any Subsidiary in respect of leasehold interests assigned by the Issuer or such Subsidiary to any other Person; (x) Indebtedness of the Issuer to any Restricted Subsidiary, provided, however, that (I) the obligation of the obligor of such Indebtedness is subject to an Intercompany Agreement, (II) such Indebtedness is subordinated to the Notes, and the agreement governing such Indebtedness shall include subordination provisions substantially similar to those set forth in the Indenture subordinating such Indebtedness to the Notes to the same extent as if the Notes were Senior Indebtedness, and (III) such incurrence of Indebtedness is otherwise permitted under the provisions of Section 3.7 of the Indenture; (xi) any renewals, extensions, substitutions, refinancings or replacements of any Indebtedness, including any successive extensions, renewals, substitutions, refinancings or replacements so long as the aggregate amount of Indebtedness represented thereby is not increased by such renewal, extension, substitution, refinancing or replacement unless otherwise permitted in the Indenture, such renewal, extension, substitution, refinancing or replacement does not reduce the average life to stated maturity or the stated maturity of such Indebtedness and, if the Indebtedness being renewed, extended, substituted, refinanced or replaced is Indebtedness of the Issuer, such renewal, extension, substitution, refinancing or replacement shall be Indebtedness of the Issuer; and (xii) additional Indebtedness (including Acquired Indebtedness) having a principal amount outstanding at issuance or at the date of assumption not to exceed $100 million, at any time outstanding.

          "Permitted Investments" means (i) transactions reflected as debits and credits on the books and records of the Issuer and entered into in the ordinary course of business, consistent with past practices, in connection with the Issuer's cash management system and ongoing cost and reimbursement arrangements among the Issuer and its Restricted Subsidiaries, all in accordance with GAAP, (ii) Investments in Restricted Subsidiaries, and (iii) Investments in an aggregate amount not exceeding $20 million outstanding at any time.

          "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) or such Person's preferred or preference stock whether now outstanding or issued after the date of the Indenture, which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation of such Person, and includes, without limitation, all classes and series of preferred or preference stock.

          "Quoted Price" with respect to any security means the last reported sales price (or, if no sales prices are reported, the average of the high and low bid prices on the last preceding trading day) of such security on the New York Stock Exchange Composite Tape or such other international, national or regional stock exchange upon which such security is listed, or, if such security is not listed on an international, national or regional stock exchange, as quoted on the National Association of Securities Dealers Automated Quotation System or the National Quotation Bureau Incorporated or similar quotation system. In the absence of one or more such quotations, the Board of Directors shall be entitled to determine the Quoted Price on the basis of such quotations or other information as it considers appropriate.

          "Redeemable Stock" means any equity security that by its terms or otherwise is required to be redeemed prior to the Stated Maturity of the Notes, or is redeemable at the option of the holder thereof at any time prior to the Stated Maturity of the Notes.

          "Redemption Date" when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to the Indenture.

          "Redemption Price" when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to the Indenture.

          "Restricted Payment" shall have the meaning set forth in Section 3.7.

          "Special Subsidiaries" means Triton Europe p.l.c.,
     Crusader Limited, New Zealand Petroleum Company Limited and
     Aero Services International, Inc.

          "Stated Maturity" when used with respect to any Note, means the date specified in such Note as the fixed date on which the principal of such Note is due and payable.

          "Treasury Yield" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release H.15
     (519) which has become publicly available at least two Business Days prior to the applicable repurchase date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining term of the Notes to the optional Redemption Date designated for purposes of the calculation of the Make-Whole Premium, provided that if such remaining term is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if such remaining term is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          "Triton Colombia" means Triton Colombia, Inc., one of the Issuer's Wholly-owned Subsidiaries.

          "Voting Stock" means the Capital Stock of any class or kind ordinarily (without regard to the occurrence of any contingency) having the power to vote for the election of directors of the Issuer.

          "Wholly-owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person, all of the outstanding shares of Capital Stock having the right to participate in the residual equity of such Subsidiary (other than qualifying shares required to be owned by directors) of which are owned directly by such Person or a wholly-owned Subsidiary of such Person.

          (b) by deleting therefrom the definitions of the following defined terms in their respective entireties and substituting in lieu thereof the following new definitions:

          "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person, or any other Person that owns, directly or indirectly, 5% or more of such Person's Capital Stock. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

          "Indebtedness" of any Person means, without duplication, with respect to any Person, any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to Capitalized Lease Obligations and any conditional sale or other title retention agreement), except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP (but does not include contingent liabilities which appear only in a footnote to a balance sheet), and Indebtedness shall also include, to the extent not otherwise included, the guaranty of items which would be included within this definition and obligations in respect of Currency Agreements, the notional amount with respect to Interest Rate Agreements and the liquidation value of Preferred Stock (except that Indebtedness shall not include Preferred Stock of the Issuer).

          "Restricted Subsidiary" means any Person of which at least 90% of the total voting power of outstanding shares of Capital Stock entitled (without regard to the occurrence of any contingency which does or may suspend or dilute the voting rights of such stock) to vote in the election of directors, managers or trustees thereof is at such time owned or controlled by the Issuer directly or through one or more of the other Subsidiaries of the Issuer or a combination thereof, provided, however, that Triton Colombia shall be deemed a Restricted Subsidiary for all purposes of this definition for as long as the Issuer shall retain the beneficial ownership of any of its Capital Stock having the right to vote on matters brought before shareholders generally, and provided, further, that a Special Subsidiary shall be deemed a Restricted Subsidiary at such time as it becomes at least 90% owned in accordance with this definition.

          "Senior Indebtedness" shall mean (i) the principal of and premium, if any, and interest on and all other monetary obligations of every kind or nature due on or in connection with any Indebtedness of the Issuer (other than as otherwise provided in this definition), whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes, and (ii) Indebtedness outstanding or incurred after the date of the Indenture under the Issuer's bank agreements. Notwithstanding the foregoing, Senior Indebtedness shall not include (a) the principal of and premium, if any, and interest on and all other monetary obligations of every kind or nature due on or in connection with any Indebtedness of the Issuer to a Subsidiary or any other Affiliate of the Issuer or any of such Affiliate's subsidiaries, (b) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Issuer (including the 1997 Notes, as to which the Notes shall rank pari passu in right of payment), (c) Indebtedness that, when incurred, was without recourse to the Issuer, (d) any liability for federal, state, local or other taxes owed or owing by the Issuer, (e) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture, (f) Indebtedness that is represented by Redeemable Stock, (g) amounts owing under leases (other than any Capitalized Lease Obligations), or (h) all amounts owed (except to banks and other financing institutions) for goods, materials or services purchased in the ordinary course of business or for compensation to employees.

          "Subsidiary" means any Person of which at least 50% of the total voting power of outstanding shares of Capital Stock entitled (without regard to the occurrence of any contingency which does or may suspend or dilute the voting rights of such stock) to vote in the election of directors, managers or trustees thereof is at such time owned or controlled, by any Person directly or through one or more of the other Subsidiaries of that Person or a combination thereof, provided, however, that Triton Colombia shall be deemed a Subsidiary of the Issuer for all purposes of this definition and the Indenture for as long as the Issuer shall retain the beneficial ownership of any of its Capital Stock having the right to vote on matters brought before shareholders generally, and provided, further, that for purposes of this definition, the term Subsidiaries shall not include any Special Subsidiary until such time as it becomes a Restricted Subsidiary.

          1.2 Amendments to Article Three of the Indenture (Covenants of the Issuer). Article Three of the Indenture is hereby amended in respect of the Notes and only in respect of the Notes by adding thereto the following new Sections 3.6 through
3.16 in their appropriate numerical order:

          "SECTION 3.6 Limitation on Indebtedness. The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, incur, create, assume, guarantee or in any other manner become directly or indirectly liable or responsible for the payment of, any Indebtedness (including any Acquired Indebtedness), other than Permitted Indebtedness, unless at the time of such event (a) (i) any such Indebtedness (other than Senior Indebtedness) has no sinking fund or amortization payment date or final maturity date prior to the Stated Maturity of the Notes and (ii) in the case of Indebtedness subordinated in right of payment to the Notes, the instrument evidencing such Indebtedness shall include subordination provisions substantially similar to those set forth in Article Thirteen subordinating such Indebtedness to the Notes to the same extent as if the Notes were Senior Indebtedness with respect to such Indebtedness and (b) after giving effect thereto and to any acquisition being financed through the incurrence of such Indebtedness (including Acquired Indebtedness) on a pro forma basis, either (i) the ratio expressed as a percentage of (A) the Indebtedness of the Issuer and its Restricted Subsidiaries to (B) the sum of (1) the Oil and Gas Reserve Estimate with respect to the Issuer and the Restricted Subsidiaries plus
     (2) the value of the Issuer's direct or indirect percentage ownership in publicly-held Subsidiaries (other than its Restricted Subsidiaries) engaged in oil and gas exploration, development, production or transportation and, without duplication, the Special Subsidiaries, in each case based upon the Average Quoted Price of the common stock of such Subsidiaries or Special Subsidiaries, shall not be greater than 40% or (ii) the ratio expressed as a percentage of (A) the Indebtedness of the Issuer and its Restricted Subsidiaries to (B) the sum of (1) the Indebtedness of the Issuer and its Restricted Subsidiaries plus (2) the product of the number of outstanding shares of the Issuer's common stock as of the date of determination multiplied by the Average Quoted Price of the Issuer's common stock, shall not be greater than 25%. For purposes of this calculation, (i) a Subsidiary shall be considered publicly-held if there is a Quoted Price available for its Capital Stock and (ii) the Oil and Gas Reserve Estimate shall include, in connection with an acquisition, on a pro forma basis the Oil and Gas Reserve Estimate, if any, of any acquired Person and shall be determined as of the end of the fiscal year of the Issuer and, if applicable, the acquired Person, most recently concluded if then available, but if not then available, the end of the previous fiscal year of the Issuer and, if applicable, the acquired Person; provided, however, that the Issuer may, at its option, make such calculation utilizing a more recent Oil and Gas Reserve Estimate in lieu of the Oil and Gas Reserve Estimate referred to in the preceding clause if (a) such estimate is prepared, to the extent of at least 85% of the quantities of proven oil and gas reserves set forth in such estimate (which shall be determined on the basis that six thousand cubic feet of gas equal one barrel of oil), by a nationally recognized independent petroleum engineer, (b) such Oil and Gas Reserve Estimate is determined on a basis consistent with the estimate prepared at fiscal year end, except that the oil and gas prices and currency prices utilized therein shall be as of the date of such more recent estimate and (c) an officer authorized by the Issuer delivers to the Trustee a certificate to the effect that such estimate has been prepared in accordance with the requirements of Section 3.6.

          SECTION 3.7  Limitation on Restricted Payments.  The
     Issuer will not, and will not permit any Restricted
     Subsidiary to, directly or indirectly:

               (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Issuer's Capital Stock (other than (A) the payment of a dividend within 60 days after the date of declaration thereof,
               (B) dividends or distributions payable in shares of its Capital Stock or in options, warrants or other rights to purchase such Capital Stock and (C) dividends on Preferred Stock, which Preferred Stock by its terms is not mandatorily redeemable or redeemable at the option of the holder thereof prior to the Stated Maturity of the Notes, provided that the dividend rate on such Preferred Stock on the date of its issuance shall not exceed the yield to maturity on the Notes calculated on the basis of the average Quoted Prices of the Notes for the 20 consecutive trading days ending 5 days prior to the issuance of such Preferred Stock, but excluding dividends or distributions payable in Redeemable Stock or in options, warrants or other rights to purchase Redeemable Stock except for dividends on such Redeemable Stock payable in shares of Redeemable Stock),

               (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Issuer or any Affiliate thereof, or any options, warrants or other rights to acquire such Capital Stock (other than (A) redemption of Preferred Stock that is convertible into common stock, provided that the average Quoted Price of such common stock for the 30 consecutive trading days ending on the last full trading day prior to the date of the notice of such redemption equals or exceeds 130% of the conversion price of such Preferred Stock, (B) with respect to any Restricted Subsidiary, purchases or redemptions pursuant to the Issuer's Shareholders' Rights Plan or purchases or redemptions in the ordinary course of business not to exceed $10,000 a year, and (C) in connection with a transaction whereby a Subsidiary or a Special Subsidiary becomes a Restricted Subsidiary or a Subsidiary or a Special Subsidiary is being merged with or into the Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture),

               (iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, prior to any date earlier than six months before any scheduled principal payment, maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness which is subordinated in right of payment to, the prior payment of the Notes, provided, however, that such Indebtedness may be redeemed in connection with any refinancing of such Indebtedness so long as the new Indebtedness incurred in such refinancing is pari passu with, or is subordinated in right of payment to, the Indebtedness being refinanced and has an average life equal to or greater than the Indebtedness being refinanced,

               (iv) declare or pay any dividend or distribution on any Capital Stock of any Subsidiary to any Person (other than the Issuer or a Restricted Subsidiary) or purchase, redeem or otherwise acquire or retire for value, any Capital Stock of any Subsidiary held by any Person (other than the Issuer or any of its Restricted Subsidiaries),

               (v) incur, create or assume any guarantee of Indebtedness of any Affiliate (other than guarantees of Indebtedness of a Restricted Subsidiary by the Issuer, guarantees of Indebtedness of the Issuer by any Subsidiary or guarantees of Indebtedness of any Subsidiary or Special Subsidiary of the Issuer by the Issuer pursuant to a transaction whereby any such Subsidiary or Special Subsidiary becomes a Restricted Subsidiary, including, without limitation, (a) the execution by the obligor of such obligation of an Intercompany Agreement and (b) the inclusion of provisions in the guarantee substantially similar to those set forth in Article Thirteen which subordinate such guarantee to the Notes to the same extent as if the Notes were Senior Indebtedness with respect to such guarantee, provided that such guarantee is not otherwise prohibited by the terms of this Indenture), or

               (vi) make any Investment (other than as permitted in the preceding clauses (ii) and (v) or a Permitted Investment) in any Person, other than an Investment in a Restricted Subsidiary or any Special Subsidiary which becomes a Restricted Subsidiary in connection with such Investment, provided that to the extent applicable (a) the obligation of the obligor in any such Investment is subject to an Intercompany Agreement and (b) the inclusion of provisions in the agreement governing the Investment substantially similar to those set forth in Article Thirteen which subordinate the Investment to the Notes to the same extent as if the Notes were Senior Indebtedness

     (such payments or other actions described in the foregoing clauses (i) through (vi) are collectively referred to as "Restricted Payments") unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors, whose determination shall be evidenced by a Board Resolution) (I) no Default or Event of Default exists or occurs as a result of such Restricted Payment, (II) the Issuer could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in accordance with the provisions set forth in
     Section 3.6 (provided that in the case of Restricted Payments permitted in the preceding clauses (ii), (v) and
     (vi), the Issuer could incur at least $1.00 of additional Indebtedness, including Permitted Indebtedness) and (III) the aggregate amount expended for all Restricted Payments (excluding any amount repaid, returned or discharged in respect of any Restricted Payment) shall not exceed the sum of:

               (A)  50% of the aggregate cumulative Consolidated
               Net Income of the Issuer (calculated to exclude net income of Subsidiaries that are not Restricted Subsidiaries and to exclude the after-tax effect of the net income of any Subsidiary to the extent that such Subsidiary is restricted or prohibited from declaring dividends) on a cumulative basis during the period beginning on the first day following the last fiscal year that ended prior to the date of this Indenture and ending on the last day of the Issuer's last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) and 50% of the aggregate cumulative dividends received by the Issuer from any Subsidiary or Special Subsidiary (other than a Restricted Subsidiary) during the same period, plus

               (B) the aggregate net proceeds received
               (including, without limitation, Indebtedness or redemption or repurchase obligations discharged, repaid or otherwise satisfied upon any conversion of convertible Indebtedness or Redeemable Stock into Capital Stock of the Issuer) after the date of this Indenture as capital contributions from the issuance of Capital Stock other than Redeemable Stock;

     provided, however, the failure to satisfy the conditions set forth in clauses (II) or (III) (but not (I)) above shall not prevent the Issuer or any Restricted Subsidiary from (y) making Restricted Payments not to exceed $5,000,000 in the aggregate (excluding any amount repaid, returned or discharged in respect of any Restricted Payment) which amount shall be in addition to any amounts paid under clause
     (III) above, or (z) making Restricted Payments necessary for and directly related (as determined in good faith by the Board of Directors and evidenced in a Board Resolution, which determination shall be conclusive) to the development, transportation or marketing of the oil and gas reserves of the Issuer and its Restricted Subsidiaries located in the Republic of Colombia, which amounts shall be in addition to any amounts paid under clause (III) above, and that in each case are not otherwise prohibited by the terms of this Indenture.

          SECTION 3.8  Limitation on Transactions with
     Affiliates. The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (other than a wholly-owned Subsidiary) of the Issuer or any Subsidiary in an aggregate amount greater than $1,000,000 unless (i) such transaction or series of related transactions is on terms that are no less favorable to the Issuer or such Subsidiary, as the case may be, than those that would have been available in a comparable arm's-length transaction with an unaffiliated third party and (ii) (A) with respect to any transaction or series of related transactions involving aggregate payments in excess of $1,000,000, but less than $10,000,000, the Issuer delivers an Officer's Certificate to the Trustee generally describing such transaction and certifying that such transaction or transactions complies with clause (i) above and (B) with respect to a transaction or series of transactions involving aggregate payments equal to or greater than $10,000,000, such transaction or transactions shall have received the approval of a majority of the disinterested directors of the Board of Directors (as evidenced by a Board Resolution by such disinterested directors, a certified copy of which has been delivered to the Trustee).

          SECTION 3.9  Disposition of Proceeds of Asset Sales.
     (a) The Issuer will not, and will not permit any of its Subsidiaries (excluding the Special Subsidiaries, Triton Air Holdings, Inc. and their respective Subsidiaries) to, make any Asset Sale unless (i) such Asset Sale is for not less than the fair market value of the assets or shares sold (as determined by the Board of Directors and evidenced in a Board Resolution, which determination shall be conclusive),
     (ii) at least 85% of the consideration (not including the assumption of any Indebtedness by the purchaser in connection with such Asset Sale) consists of cash and Cash Equivalents and the fair market value (as determined in good faith by the Board of Directors and evidenced in a Board Resolution, which determination shall be conclusive) of debt and equity securities listed on any recognized securities exchange or traded in any recognized over-the-counter market, except (x) in the case of an Asset Sale involving oil and gas properties being sold to Persons other than Subsidiaries by one or more Subsidiaries of the Issuer or the Issuer, the consideration may consist solely or in part of oil and gas properties having a fair market value at least equal to the fair market value of the assets exchanged (as determined by the Board of Directors and evidenced by a Board Resolution, which determination shall be conclusive),
     (y) in the case of an Asset Sale involving Aero Services International, Inc., the consideration need not be for cash and may consist in whole or in part of a promissory note not to exceed $10,000,000, and (z) the Issuer may enter into farm-out transactions consistent with industry standards and otherwise in accordance with the terms of this Indenture, including, but not limited to, Section 3.8, and (iii) as otherwise set forth below.

          (b) Within 12 months of any Asset Sale, the Issuer shall either (i) apply or cause the application of the Net Cash Proceeds of such Asset Sale, or a portion thereof, to the permanent repayment or prepayment of Senior Indebtedness or the 1997 Notes or (ii) invest, or enter into a legally binding agreement to invest, such Net Cash Proceeds, or a portion thereof, in properties and assets to replace the properties and assets that were the subject of such Asset Sale or in properties and assets that (as determined by the Board of Directors and evidenced in a Board Resolution, which determination shall be conclusive) will be used in the business of the Issuer or its Subsidiaries, as the case may be, existing on the date of this Indenture or in businesses the principal purposes of which are related to the exploration, development, production or transportation of oil or gas, provided, however, that in the event the Issuer or any Subsidiary conveys, transfers, leases or otherwise disposes of, directly or indirectly, any of its Colombian Assets in a transaction or series of related transactions within any consecutive 12-month period the effect of which is to reduce the Oil and Gas Reserve Estimate of the Colombian Assets owned by the Issuer and/or its Subsidiaries by 50% or more (which value shall be determined by reference to the most recently available Oil and Gas Reserve Estimate, or by any subsequent estimate prepared by a nationally recognized petroleum engineering firm) or such transaction reduces the Issuer's direct and indirect net revenue interest in either the Santiago de las Atalayas or Tauramena contract areas of the Llanos Basin to less than 50% of such interest as of the date of this Indenture, calculated to give effect to back-in interests of and equalization and unitization arrangements with third parties, then the Issuer or such Subsidiary shall apply the Net Cash Proceeds resulting from such transaction and every transaction thereafter with respect to the Colombian Assets to either
     (A) permanently repay or prepay Senior Indebtedness or the 1997 Notes or (B) redeem the Notes at a price equal to the Colombian Sale Redemption Price and otherwise in accordance with the provisions of Article Twelve as if an optional redemption were being made, in each case within 90 days of such transaction. If any such legally binding agreement to invest any Net Cash Proceeds referred to in clause (ii) of the preceding sentence is terminated, then the Issuer may invest such Net Cash Proceeds, prior to the end of such 12-month period or within 90 days from such termination, whichever is later, in the business of the Issuer and its Subsidiaries as provided in clauses (i) and (ii) above. The amount of such Net Cash Proceeds not applied, used or invested as set forth above constitutes "Excess Proceeds."

          (c) When the aggregate amount of Excess Proceeds equals $10,000,000 or more, the Issuer shall so notify the Trustee in writing and shall offer to purchase from all Holders of the Notes (an "Asset Sale Offer"), and shall purchase from Holders accepting such Asset Sale Offer on the date fixed for such Asset Sale Offer (the "Asset Sale Offer Date"), the maximum amount (expressed in integral multiples of aggregate principal amount of $1,000) of Notes that may be purchased out of the Excess Proceeds, in accordance with the procedures set forth in Section 3.9(e) (the "Asset Sale Amount"), at an offer price (the "Asset Sale Offer Price") in cash in an amount equal to 100% of the Accreted Amount thereof on any Asset Sale Offer Date prior to December 15, 1996 or 100% of the principal amount thereof plus accrued and unpaid interest, if any, to any Asset Sale Offer Date on or after December 15, 1996, in accordance with the procedures set forth in Section 3.9(e). To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds relating thereto (such shortfall constituting a "Deficiency"), then the Issuer may use such Deficiency, or a portion thereof, for general corporate purposes. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

          (d) If the Issuer becomes obligated to make an Asset Sale Offer pursuant to Section 3.9(c), Notes shall be purchased by the Issuer, at the option of the Holder thereof, in whole or in part in integral multiples of aggregate principal amount of $1,000, on a date that is not earlier than 30 days nor later than 60 days from the date the Asset Sale Offer Notice referred to in Section 3.9(e) below is given to Holders, or such later date as may be necessary for the Issuer to comply with requirements under the Exchange Act (such date, or such later date, being the "Asset Sale Purchase Date"), subject to proration in the event the Asset Sale Amount is less than the aggregate Asset Sale Offer Price of all Notes tendered and to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.9(f).

          (e) Within 30 days after the date that the aggregate amount of Excess Proceeds equals or exceeds $10,000,000, the Issuer shall give written notice of the offer (an "Asset Sale Offer Notice") to the Trustee and to each Holder of the Notes, at their addresses appearing in the Note register, by first-class mail postage prepaid. The Trustee shall be under no obligation to ascertain whether the Issuer is obligated to make an Asset Sale Offer. The Asset Sale Offer Notice shall contain all instructions and materials necessary to enable the Holders to tender Notes, shall include a form of Asset Sale Purchase Notice (as defined in Section 3.9(f)) to be completed by the Holder and shall state or provide:

               (i) that the Holder has the right to require the Issuer to repurchase, subject to proration, such Holder's Notes at the Asset Sale Offer Price and the date by which a Holder must give an Asset Sale Purchase Notice;

               (ii) the Asset Sale Offer Price;

               (iii) the Asset Sale Purchase Date;

               (iv) that any Note not purchased will continue to accrue original issue discount and interest, as applicable;

               (v) that Notes to be purchased shall, on the Asset Sale Purchase Date, become due and payable at the Asset Sale Offer Price and from and after such date (unless the Issuer shall default in the payment of the Asset Sale Offer Price) such Notes shall cease to accrue original issue discount and interest, as applicable;

               (vi) that the Notes to be purchased are subject to proration in the event the Asset Sale Amount is less than the aggregate Asset Sale Offer Price of all Notes tendered;

               (vii) (A) the Issuer's most recently filed Annual Report on Form 10-K (including audited consolidated financial statements), the Issuer's most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8-K of the Issuer filed subsequent to such Quarterly Report (or, if the Issuer is not required to file any of the foregoing forms, the comparable information required to be prepared by the Issuer pursuant to Section 4.3), (B) a description of any material developments in the Issuer's business since its latest annual or quarterly report filed with the Trustee pursuant to Section 4.3 and, if material, any appropriate pro forma financial information (including, but not limited to, pro forma historical income, cash flow and capitalization after giving effect to such Asset Sale) and (C) such other information, if any, concerning the business of the Issuer which the Issuer in good faith believes will enable such Holders to make an informed investment decision; and

               (viii) the procedures a Holder must follow to exercise rights under Section 3.9(c) and a brief description of those rights and the procedures for withdrawing an Asset Sale Purchase Notice.

          (f)  A Holder may exercise its rights specified in
     Section 3.9(c) upon (i) delivery to the Paying Agent specified in the Asset Sale Offer Notice of a written notice (an "Asset Sale Purchase Notice") at any time prior to the close of business on the Asset Sale Purchase Date, but not later than the close of business on the second Business Day next preceding the Asset Sale Purchase Date, stating (A) the certificate number of the Note that the Holder will tender to be purchased and (B) the portion of the aggregate principal amount of the Note that the Holder will tender to be purchased, which portion must be $1,000 or an integral multiple thereof, and (ii) delivery of such Note to such Paying Agent at such office prior to or on or after the Asset Sale Purchase Date (together with all necessary endorsements), such delivery being a condition to receipt by the Holder of the Asset Sale Offer Price therefor; provided that Notes to be purchased are subject to proration in the event the Asset Sale Amount is less than the aggregate Asset Sale Offer Price of all Notes tendered for purchase. If a Holder has elected to deliver to the Issuer for purchase a portion of a Note, and if the aggregate principal amount of such portion is $1,000 or an integral multiple thereof, the Issuer shall, subject to proration, purchase such portion from the Holder thereof pursuant to this Section 3.9. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of a portion of such Note. Each Paying Agent shall promptly notify the Issuer of the receipt by the former of any and all Asset Sale Purchase Notices and any and all written notices of withdrawal thereof.

          (g) Upon receipt by the Paying Agent specified in the Asset Sale Offer Notice of an Asset Sale Purchase Notice, the Holder of the Note in respect of which such Asset Sale Purchase Notice was given shall (unless such Asset Sale Purchase Notice is withdrawn pursuant to Section 3.9(k)) thereafter be entitled to receive solely the Asset Sale Offer Price with respect to such Note. Such Asset Sale Offer Price shall be paid to such Holder promptly following the later of the Business Day following the Asset Sale Purchase Date (provided the conditions in Section 3.9(f) have been satisfied) and the time of delivery of such Note to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required by
     Section 3.9(f).

          (h) On or prior to 11:00 a.m., New York City time, on the Asset Sale Purchase Date, the Issuer shall deposit with the Paying Agent specified in the Asset Sale Offer Notice (or if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 6.5) an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the Asset Sale Purchase Date) sufficient to pay the aggregate Asset Sale Offered Price of all the Notes or portions thereof which are to be purchased on that date.

          (i) Any Note that is to be purchased only in part shall be surrendered to the Paying Agent specified in the Asset Sale Offer Notice at the office of such Paying Agent (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

          (j) The Issuer shall comply with any applicable tender offer rules then in effect, including Section 14(e) of the Exchange Act and Rule 14e-1 promulgated thereunder, in connection with an Asset Sale Offer. In the event of any conflict between such tender offer rules and the provisions set forth in this Section 3.9, such tender offer rules shall control.

          (k) An Asset Sale Purchase Notice may be withdrawn before or after delivery by the Holder to the relevant Paying Agent at the office of such Paying Agent of the Note to which such Asset Sale Purchase Notice relates, by means of a written notice of withdrawal (by facsimile transmission or letter) received by such Paying Agent at such office not later than three Business Days prior to the Asset Sale Purchase Date, specifying, as applicable:

               (i) the certificate number of the Note in respect of which such notice of withdrawal is being submitted;

               (ii) the aggregate principal amount of the Notes initially outstanding hereunder with respect to which such notice of withdrawal is being submitted; and

               (iii) the aggregate principal amount initially outstanding hereunder of the Note that remains subject to the original Asset Sale Purchase Notice and that has been or will be delivered for purchase by the Issuer.

     A written notice of withdrawal may be in the form set forth in the preceding paragraph. Each Paying Agent will promptly return to the prospective Holders thereof any Notes with respect to which an Asset Sale Purchase Notice has been withdrawn in compliance with this Indenture.

          (l) The Issuer will not, and will not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under (i) Indebtedness as in effect on the date of this Indenture or
     (ii) any Senior Indebtedness existing on the date of this Indenture or thereafter) that would materially impair the ability of the Issuer to make an Asset Sale Offer to purchase the Notes upon an Asset Sale or, if such Asset Sale Offer is made, to pay for the Notes tendered for purchase.

          SECTION 3.10 Limitation on Liens. The Issuer will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind upon any of their respective assets or properties now owned or acquired after the date of this Indenture, or any income or profits therefrom, securing any Indebtedness of the Issuer that is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of the Issuer, unless the Notes are equally and ratably secured, provided, however, that if such Lien securing such junior or subordinated Indebtedness ceases to exist, such equal and ratable Lien for the benefit of the Holders of the Notes shall cease to exist; provided, further, that the Lien securing such subordinated or junior Indebtedness shall be subordinated and junior to the Lien securing the Notes with the same relative priority as such subordinated or junior Indebtedness shall have with respect to the Notes.

          For purposes of this Indenture, the Notes will be considered equally and ratably secured with any other Lien if the Lien securing the Notes is of at least equal priority and covers the same property or assets as such other Lien.

          SECTION 3.11 Limitation Upon Other Senior Subordinated Indebtedness. The Issuer will not incur, create, assume, guarantee or in any other manner become directly or indirectly liable with respect to or be responsible for, or permit to remain outstanding, any Indebtedness (other than the Notes or the 1997 Notes) that is subordinate or junior in right of payment to any Senior Indebtedness of the Issuer, unless such Indebtedness is also pari passu with, or subordinate in right of payment to, the Notes pursuant to subordination provisions substantially similar to those set forth in Article Thirteen.

          SECTION 3.12 Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Issuer will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of the Issuer or any Subsidiary to (i) pay dividends or make any other distributions on Capital Stock of any Subsidiary, (ii) pay any Indebtedness owed to the Issuer or any Subsidiary,
     (iii) make any Investment in the Issuer or any Subsidiary, or (iv) transfer any of its property or assets to the Issuer or any Subsidiary, except

               (A) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of this Indenture,

               (B) any encumbrance or restriction with respect to a Person that is not a Subsidiary of the Issuer on the date of this Indenture, in existence at the time such Person becomes a Subsidiary of the Issuer or created on the date it becomes a Subsidiary and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary,

               (C) any encumbrance or restriction on the ability of any Subsidiary to transfer any of its real property (and any improvements thereon) acquired after the date of this Indenture, to the Issuer or any Subsidiary that is required by a lender to, or purchaser of any Indebtedness of, such Subsidiary in connection with a financing of the acquisition of such property (and/or construction of such improvements) by such Subsidiary permitted under this Indenture,

               (D) any encumbrance or restriction pursuant to any agreement that extends, refinances, renews or replaces any agreement containing any of the restrictions described in the foregoing clauses (A) through (C), provided, however, that the terms and conditions of any such restrictions are not materially less favorable to the Holders of the Notes than those under or pursuant to the agreement evidencing the Indebtedness so extended, refinanced, renewed or replaced,

               (E) encumbrances or restrictions arising under law,

               (F) any encumbrance or restriction arising under customary non-assignment provisions in installment purchase contracts, and

               (G) in the case of clause (iv) above, restrictions contained in security agreements permitted by this Indenture securing Indebtedness permitted by this Indenture to the extent such restrictions restrict the transfer of property subject to such security agreements or any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, provided, however, that the terms and conditions of any such restrictions shall not be materially less favorable to the Holders of the Notes than those under or pursuant to the agreement evidencing the Indebtedness so renewed, extended, substituted refinanced, or replaced.

          SECTION 3.13 Limitation on Guaranties. (a) The Issuer will not permit any Subsidiary, directly or indirectly, to assume, guarantee or in any other manner become liable with respect to the payment of any Senior Indebtedness, unless (i) such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for the guarantee of the payment of the Notes by such Subsidiary, which guarantee shall include subordination provisions substantially similar to those set forth in Article Thirteen to the same extent as the Notes are subordinated to Senior Indebtedness; and (ii) such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Subsidiary as a result of such payment by such Subsidiary under its guarantee. Notwithstanding the foregoing, any such guarantee by a Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon the release or discharge of such guarantee of payment of such Senior Indebtedness.

          (b) The Issuer will not permit any Subsidiary, directly or indirectly, to assume, guarantee or in any other manner become liable with respect to the payment of any Indebtedness which is pari passu with or subordinated to the Notes, unless such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a guarantee of the payment of the Notes by such Subsidiary; provided, however, in the case of such Subsidiary's assumption, guarantee or other liability with respect to Indebtedness subordinated to the Notes, such guarantee, assumption or other liability shall be subordinated to such Subsidiary's guarantee of the Notes to the same extent as such Indebtedness is subordinated to the Notes; and provided, further, that this Section 3.13(b) shall not be applicable to any guarantee, assumption or other liability of any Subsidiary of the Issuer in existence on the date of this Indenture or that (i) existed at the time such Person became a Subsidiary of the Issuer and (ii) was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Issuer. Notwithstanding the foregoing, any such guarantee of the Notes by a Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon the release or discharge of such guarantee of such Indebtedness that is pari passu with or subordinated to the Notes.

          SECTION 3.14  Purchase of Notes Upon Change in Control.
     (a) If there shall have occurred a Change in Control, Notes shall be purchased by the Issuer, at the option of the Holder thereof, in whole or in part in integral multiples of aggregate principal amount of $1,000, on a date that is not earlier than 45 days nor later than 60 days from the date the Change in Control Notice referred to in paragraph (c) below is given to Holders or such later date as may be necessary for the Issuer to comply with requirements under the Exchange Act (such date, or such later date, being the "Change in Control Purchase Date"), at a purchase price in cash (the "Change in Control Purchase Price") equal to 101% of the Accreted Amount thereof on any Change in Control Purchase Date prior to December 15, 1996 or 101% of the principal amount thereof plus accrued and unpaid interest, if any, to any Change in Control Purchase Date on or after December 15, 1996, subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.14(c).

          (b) Within 30 days following a Change in Control and prior to the mailing of the Change in Control Notice to Holders provided for in paragraph (c) below, the Issuer covenants to either (1) repay in full all Senior Indebtedness the terms of which require such payment in connection with such event or (2) obtain the requisite consent from holders of such Senior Indebtedness not repaid in order to permit the repurchase of the Notes as provided for in this Section 3.14. The Issuer shall first comply with this subsection (b) before it shall be required to repurchase the Notes pursuant to this Section 3.14, and any failure to comply with this subsection (b) shall constitute a Default in the performance of a covenant for purposes of
     Section 5.1(b).

          (c) Within 30 days after the occurrence of a Change in Control, the Issuer shall give written notice of such Change in Control (a "Change in Control Notice") and of its offer (the "Change in Control Offer") to purchase Notes as specified herein to the Trustee and to each Holder of the Notes at its address appearing on the Note register, by first-class mail, postage prepaid. The Trustee shall be under no obligation to ascertain whether the Issuer is obligated to give a Change in Control Notice. The Change in Control Notice shall contain all instructions and materials necessary to enable such Holders to tender Notes, shall include a form of written notice to be completed by Holders electing to have Notes purchased under Section 3.14(a) (a "Change in Control Purchase Notice") and shall state or include:

               (i) that a Change in Control has occurred and the circumstances and events causing the Change in Control and the date such Change in Control is deemed to have occurred for purposes of this Section 3.14(c);

               (ii) the date by which a Holder must give a Change in Control Purchase Notice;

               (iii) the Change in Control Purchase Price;

               (iv)  the Change in Control Purchase Date;

               (v) that any Note not purchased will continue to accrue original issue discount and interest, as applicable;

               (vi) that Notes to be purchased shall, on the Change in Control Purchase Date, become due and payable at the Change in Control Purchase Price and from and after such date (unless the Issuer shall default in the payment of the Change in Control Purchase Price) such Notes shall cease to accrue original issue discount and interest, as applicable;

               (vii) (A) the Issuer's most recently filed Annual Report on Form 10-K (including audited consolidated financial statements), the Issuer's most recent subsequently filed Quarterly Report on Form 10-Q, as applicable, and any Current Report on Form 8-K of the Issuer filed subsequent to such Quarterly Report (or, if the Issuer is not required to file any of the foregoing forms, the comparable information required to be prepared by the Issuer pursuant to Section 4.3), (B) a description of any material developments in the Issuer's business since its latest annual or quarterly report filed with the Trustee pursuant to Section 4.3 and, if material, any appropriate pro forma financial information (including but not limited to pro forma historical income, cash flow and capitalization after giving effect to such Change in Control) and (C) such other information, if any, concerning the business of the Issuer which the Issuer in good faith believes will enable such Holders to make an informed investment decision; and

               (viii)  the procedures a holder must follow to
               exercise rights under this Section 3.14(c) and a brief description of those rights and the procedures for withdrawing a Change in Control Purchase Notice.

          (d)  Holders electing to have Notes purchased under
     Section 3.14(a) will be required to deliver a Change in Control Purchase Notice and surrender such Notes to the Paying Agent specified in the Change of Control Notice at the address specified in the notice by the close of business at least five Business Days prior to the Change in Control Purchase Date. Holders will be entitled to withdraw their election if such Paying Agent receives, at the close of business not later than three Business Days prior to the Change in Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth (i) the name of the Holder, (ii) the certificate number of the Note in respect of which such notice of withdrawal is being submitted, (iii) the aggregate principal amount of the Notes delivered for purchase by the Holder as to which its election is to be withdrawn, and (iv) a statement that such Holder is withdrawing its election to have such Notes purchased. Each Paying Agent will promptly return to the prospective Holders thereof any Notes with respect to which a Change in Control Purchase Notice has been withdrawn in compliance herewith.

          (e) Upon receipt by the Paying Agent specified in the Change of Control Notice of a Change in Control Purchase Notice, the Holder of the Note in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn pursuant to Section 3.14(d)) thereafter be entitled to receive solely the Change in Control Purchase Price with respect to such Note. Such Change in Control Purchase Price shall be paid to such Holder promptly following the later of the Business Day following the Change in Control Purchase Date (provided the conditions in Section 3.14(d) have been satisfied) and the time of delivery of such Note to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required by Section 3.14(c).

          (f) On or prior to 11:00 a.m., New York City time, on the Change in Control Purchase Date, the Issuer shall deposit with the Paying Agent specified in the Change of Control Notice (or if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 6.5) an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the Change in Control Purchase Date) sufficient to pay the Change in Control Purchase Price of all the Notes or portions thereof which are to be purchased on that date.

          (g) Any Note that is to be purchased only in part shall be surrendered to the Paying Agent specified in the Change of Control Notice at the office of such Paying Agent (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, one or more new Notes of any authorized denomination as requested by such Holder in the aggregate principal amount of the Note so surrendered that is not purchased.

          (h) The Issuer shall comply with any applicable tender offer rules then in effect, including Section 14(e) of the Exchange Act and Rule 14e-1 promulgated thereunder, in connection with a Change in Control Offer. In the event of any conflict between such tender offer rules and the provisions set forth in this Section 3.14, such tender offer rules shall control.

          SECTION 3.15 Payment of Taxes and Other Claims. The Issuer will pay or discharge or cause to be paid or discharged before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Issuer or any Subsidiary of the Issuer or upon the income, profits or property of the Issuer or any of its Subsidiaries, and (ii) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Issuer or any of its Subsidiaries; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claims the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made.

          SECTION 3.16 Commission Reports and Reports to Holders of Notes. Within 15 days after the Issuer files with the Commission copies of its annual reports and other information, documents and reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, the Issuer shall file the same with the Trustee. So long as the Notes remain outstanding, the Issuer shall cause quarterly reports (containing unaudited financial statements) for the first three quarters of each fiscal year and annual reports (containing audited financial statements and an opinion thereon by the Issuer's independent certified public accountants) which it would be required to file under Section 13 of the Exchange Act if it had a class of securities listed on a national securities exchange to be mailed to the Holders of Notes at their addresses appearing in the register of Notes maintained by the registrar within 15 days of when such report would have been required to be filed under Section 13 of the Exchange Act. The Issuer also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act of 1939."

               1.3 Amendments to Article Five of the Indenture (Remedies of the Trustee and Security Holders on Event of Default). Article Five of the Indenture is hereby amended in respect of the Notes and only in respect of the Notes by deleting Sections 5.1 through 5.9 therefrom in their entireties and substituting in lieu thereof the following new Sections 5.1 through 5.15:

          "SECTION 5.1 Events of Default. "Event of Default", wherever used herein with respect to the Notes, means any one of the following events (whatever the reason for such Event of Default and whether or not it shall be occasioned or prohibited by the provisions of Article Thirteen or otherwise):

               (a) default in the payment of any installment of interest on the Notes as and when the same becomes due and payable, and continuance of such default for a period of 30 days; or

               (b) default in the payment of the principal of the Notes, Redemption Price, Change in Control Purchase Price, Colombian Sale Redemption Price or Asset Sale Offer Price when the same becomes due and payable as provided in this Indenture, whether at its Stated Maturity, upon redemption, upon declaration of acceleration, when due for purchase by the Issuer or otherwise, whether or not such payment shall be prohibited by this Indenture; or

               (c) default in the performance, or breach, of any covenant or agreement of the Issuer under this Indenture (other than a default in the performance, or breach, of a covenant or agreement that is specifically dealt with elsewhere in this Section 5.1), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the outstanding Notes a written notice specifying such default or breach and stating that such notice is a "Notice of Default"; or

               (d) (i) an event of default shall have occurred under any mortgage, bond, indenture, loan agreement or other document evidencing any issue of Indebtedness of the Issuer or any Material Subsidiary (except for any Special Subsidiary less than 30% of the common equity of which is directly or indirectly owned by the Issuer as of the date of this Indenture) for money borrowed, which issue has an aggregate outstanding principal amount of not less than $10,000,000, and such default shall result in such Indebtedness becoming, whether by declaration or otherwise, due and payable prior to the date on which it would otherwise become due and payable or (ii) a default in any payment when due at final maturity of any such Indebtedness; or

               (e) final judgments or orders rendered against the Issuer or any Material Subsidiary (except for any Special Subsidiary less than 30% of the common equity of which is directly or indirectly owned by the Issuer as of the date of this Indenture) which require the payment in money, either individually or in an aggregate amount, of more than $10,000,000 and such judgment or order shall remain unsatisfied or unstayed for 60 consecutive days after such judgement or order becomes final and nonappealable; or

               (f) the entry of a decree or order by a court having jurisdiction in the premises (i) for relief in respect of the Issuer or any Material Subsidiary (except for any Special Subsidiary less than 30% of the common equity of which is directly or indirectly owned by the Issuer as of the date of this Indenture) in an involuntary case or proceeding under the Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization or similar law or (ii) adjudging the Issuer or any such Material Subsidiary a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or any such Material Subsidiary under the Bankruptcy Code or any other applicable federal or state law; or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or any such Material Subsidiary or of any substantial part of any of their properties, or ordering the winding up or liquidation of any of their affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

               (g) the institution by the Issuer or any Material Subsidiary (except for any Special Subsidiary less than 30% of the common equity of which is directly or indirectly owned by the Issuer as of the date of this Indenture) of a voluntary case or proceeding under the Bankruptcy Code or any other applicable federal or state law or any other case or proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Issuer or any such Material Subsidiary to the entry of a decree or order for relief in respect of the Issuer or any such Material Subsidiary in any involuntary case or proceeding under the Bankruptcy Code or any other applicable federal or state law or to the institution of bankruptcy or insolvency proceedings against the Issuer or any such Material Subsidiary, or the filing by the Issuer or any such Material Subsidiary of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of any of the Issuer or any such Material Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due or taking of corporate action by the Issuer or any such Material Subsidiary in furtherance of any such action; or

               (h) default by the Issuer in the performance or breach of the terms of Article Nine.

          The Issuer shall deliver to the Trustee, immediately after it becomes aware of the occurrence thereof, written notice of (i) any Event of Default under this Section 5.1, or (ii) any event which with the giving of notice or the lapse of time or both would become an Event of Default under clause (c) or clause (d), its status and what action the Issuer is taking or proposes to take with respect thereto.

          SECTION 5.2. Acceleration of Maturity; Rescission. If an Event of Default with respect to the Notes (other than an Event of Default specified in Section 5.1(f) or 5.1(g)) occurs and is continuing, the Trustee or the Holders of at least a 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer (and to the Trustee if such notice is given by Holders), may, and the Trustee at the request of such Holders shall, declare the Notes and the accrued interest thereon (or, prior to December 15, 1996, the Accreted Amount) to be immediately due and payable, as specified below. Upon a declaration of acceleration, such amount shall be due and payable immediately after receipt by the Issuer of such written notice given hereunder. If an Event of Default specified in
     Section 5.1(f) or 5.1(g) occurs and is continuing, then the Notes and the accrued interest thereon (or, prior to December 15, 1996, the Accreted Amount) shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Notes outstanding, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

          (a) the Issuer has paid or deposited with the Trustee a sum sufficient to pay

               (i) all sums paid or advanced by the Trustee under Section 6.6 and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

               (ii) the amounts payable in respect of any Notes which have become due otherwise than by such declaration of acceleration and overdue interest thereon (to the extent of such overdue interest at the rate borne by the Notes); and

          (b) the rescission would not conflict with any judgment or decree and if all existing Events of Default, other than the non-payment of the principal amount or Accreted Amount of the Notes which have become due solely by such declaration of acceleration, have been cured or waived.

          No such rescission shall affect any subsequent Default or impair any right consequent thereon provided in Section
     5.13.

          SECTION 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee. The Issuer covenants that if an Event of Default described in Section 5.1(a) or 5.1(b) occurs and is continuing, the Issuer will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes, with interest upon the overdue amounts and, to the extent that payment of such interest shall be legally enforceable, upon overdue interest, at the rate borne by the Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Notes, wherever situated.

          If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or the Notes or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

          SECTION 5.4 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor upon the Notes or the property of the Issuer or such other obligor or their creditors, the Trustee (irrespective of whether the principal amount of the Notes, premium, if any, accreted original issue discount, Redemption Price, Change in Control Purchase Price, Colombian Sale Redemption Price, Asset Sale Offer Price, interest, if any, or any other payment required to be made under this Indenture in connection with the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

               (a)  to file and prove a claim for the whole
               amount, or such lesser amount as may be provided for in the Notes, of the principal amount of the Notes, premium, if any, accreted original issue discount, Redemption Price, Change in Control Purchase Price, Colombian Sale Redemption Price, Asset Sale Offer Price, interest, if any, or any other payment required to be made under this Indenture and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Notes allowed in such judicial proceeding, and

               (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

     and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.6.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a
     Note in any such proceeding.

          SECTION 5.5 Trustee May Enforce Claims without Possession of Notes. All rights of action and claims under this Indenture or any of the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, shall be for the ratable benefit of each and every Holder of a Note in respect of which such judgment has been recovered.

          SECTION 5.6 Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

               FIRST: To the payment of all amounts due the Trustee under Section 6.6;

               SECOND: To the payment of the amounts then due and unpaid upon the Notes for the principal amount of the Notes, premium, if any, accreted original issue discount, Redemption Price, Change in Control Purchase Price, Colombian Sale Redemption Price, Asset Sale Offer Price, interest, if any, or any other payment required to be made under this Indenture, as the case may be, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Notes;

               THIRD:  The balance, if any, to the Issuer.

          SECTION 5.7 Limitations on Suits. No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

               (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

               (b) the Holders of not less than 25% in aggregate principal amount of the Notes at the time outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default;

               (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

               (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

               (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Notes;

     it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Note to affect, disturb or prejudice the rights of any other Holders of Notes, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

          SECTION 5.8 Unconditional Right of Holders to Receive Payment. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal amount, premium, if any, accreted original issue discount, Redemption Price, Change in Control Purchase Price, Colombian Sale Redemption Price, Asset Sale Offer Price, interest, if any, or any other payment required to be made under this Indenture with respect to such Note, on the respective due dates therefor specified in such Note (or, in the case of redemption, on the Redemption Date or, in the case of repayment at the option of such Holder as provided in or pursuant to this Indenture, on the date such repayment is due) and to institute suit for the enforcement of any such payment, and such right shall not be impaired or affected without the consent of such Holder.

          SECTION 5.9 Restoration of Rights and Remedies. If the Trustee or any Holder of a Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuer, the Trustee and each such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and each such Holder shall continue as though no such proceeding had been instituted.

          SECTION 5.10 Rights and Remedies Cumulative. Except as otherwise provided in Section 2.9, no right or remedy herein conferred upon or reserved to the Trustee or to each and every Holder of a Note is intended to be exclusive of any other right or remedy, and every right and remedy to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 5.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to any Holder of a Note may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holder, as the case may be.

          SECTION 5.12 Control by Holders of Notes. The Holders of a majority in aggregate principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

               (a) such direction shall not be in conflict with any rule of law or with this Indenture or with the Notes, and

               (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          SECTION 5.13 Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes, by notice to the Trustee, on behalf of the Holders of all the Notes may waive any past Default hereunder with respect to such Notes and its consequences, except

               (a)  an Event of Default described in Section
               5.1(a) or 5.1(b), or

               (b)  a Default in respect of a covenant or
               provision that under Section 8.2 cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

          Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          SECTION 5.14 Waiver of Stay or Extension Laws. The Issuer covenants that (to the extent that it may lawfully do so) it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer expressly waives (to the extent that it may lawfully do so) all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 5.15 Notice of Defaults. If a Default or an Event of Default occurs and is continuing with respect to the Notes and if it is known to the Trustee, the Trustee shall mail to each Holder of Notes notice of the Default or Event of Default within 30 days after it occurs and is known to have occurred by the Trustee, unless such Default or Event of Default has been cured."

               1.4 Amendments to Article Nine of the Indenture (Consolidation, Merger, Sale, Lease, Exchange or Other Disposition). Article Nine of the Indenture is hereby amended in respect of the Notes and only in respect of the Notes by deleting
Section 9.1 thereof in its entirety and substituting in lieu thereof the following new Section 9.1:

          "SECTION 9.1 Issuer May Consolidate, etc., on Certain Terms. Subject to the provisions of Section 9.2, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of the Issuer with or into any other Person or Persons (whether or not affiliated with the Issuer), or successive consolidations or mergers in which the Issuer or its successor or successors shall be a party or parties, or shall prevent any sale, lease, exchange or other disposition of all or substantially all the property and assets of the Issuer to any other Person (whether or not affiliated with the Issuer) authorized to acquire and operate the same; provided, however, the Issuer hereby covenants and agrees, that any such consolidation, merger, sale, lease, exchange or other disposition shall be upon the conditions that (a) the Person (if other than the Issuer) formed by or surviving any such consolidation or merger, or to which such sale, lease, exchange or other disposition shall have been made, shall be a corporation or partnership organized under the laws of the United States of America, any state thereof or the District of Columbia; (b) the due and punctual payment of the principal of and interest, if any, on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Issuer, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee executed and delivered to the Trustee, by the Person (if other than the Issuer) formed by such consolidation, or into which the Issuer shall have been merged, or by the Person which shall have acquired or leased such property; (c) immediately after giving effect to such consolidation, merger, sale, lease, exchange or other disposition, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; (d) the Person (whether the Issuer or such other Person) formed by or surviving any such consolidation or merger, or to which such sale, lease, exchange or other disposition shall have been made, would have a pro forma Consolidated Net Worth after giving effect to the transaction at least equal to the Consolidated Net Worth of the Issuer prior to the transaction; and (e) except in the case of a transaction involving a Special Subsidiary, the Person (whether the Issuer or such other Person) formed by or surviving any such consolidation or merger, or to which such sale, lease, exchange or other disposition shall have been made, could incur an additional $1.00 of Indebtedness (other than Permitted Indebtedness) pursuant to
     Section 3.6 after giving effect to the transaction."

               1.5 Amendment to Article Ten of the Indenture (Satisfaction and Discharge of Indenture; Covenant Defeasance; Unclaimed Moneys). Article Ten of the Indenture is hereby amended in respect of the Notes and only in respect of the Notes by adding thereto the following new Section 10.1(d) in its appropriate numerical order:

          "(d) In addition to the foregoing and provided the exact amount described in subparagraph (i) below can be determined at the time of making the deposit referred to in such subparagraph (i), the Issuer shall be deemed to be, and shall be, released from its obligations under the covenants contained in Sections 3.6 through 3.14 and Articles Nine and Thirteen hereof on the 91st day after the date of the deposit referred to in subparagraph (i) below, and the Issuer's obligations under all Notes and this Indenture with respect to Sections 3.6 through 3.14 and Articles Nine and Thirteen hereof shall thereafter be deemed to be discharged for the purposes of any direction, waiver, consent or declaration (and the consequences of any thereof) in connection therewith but shall continue in full force and effect for all other purposes hereunder, and the Trustee, on demand of the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent contemplated by this provision have been complied with, and at the cost and expense of the Issuer, shall execute proper instruments acknowledging the same, if

          (i) with reference to this provision the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee as funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes (A) cash in an amount, or (B) U.S. Government Obligations, maturing as to principal and interest, if any, at such times and in such amounts as will insure the availability of cash, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, accreted original issuer discount, and interest, if any, on all Notes on each date that such principal, accreted original issue discount or interest, if any, is due and payable; and

          (ii) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Issuer is a party or by which it is bound; and

          (iii) the Issuer has delivered to the Trustee an Opinion of Counsel to the effect that, and such opinion shall confirm that, the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred."

          1.6 Amendments to Article Twelve of the Indenture (Redemption of Securities and Sinking Funds). Article Twelve of the Indenture is hereby amended in respect of the Notes and only in respect of the Notes by deleting Sections 12.1 through 12.5 therefrom in their entireties and substituting in lieu thereof the following new Sections 12.1 through 12.8:

          "SECTION 12.1 Right of Redemption. The Notes may be redeemed, at the election of the Issuer, as a whole or from time to time in part, at the Redemption Prices specified in the form of Note.

          SECTION 12.2  Applicability of Article.  Redemption of
     Notes at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article Twelve.

          SECTION 12.3 Election to Redeem; Notice to Trustee. The election of the Issuer to redeem any Notes pursuant to
     Section 12.1 shall be evidenced by a Board Resolution, a certified copy of which is delivered to the Trustee. In case of any redemption at the election of the Issuer, the Issuer shall, at least 60 days prior to the Redemption Date fixed by it (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the aggregate principal amount of Notes to be redeemed.

          SECTION 12.4 Selection by Trustee of Notes to Be Redeemed. If less than all the Notes are to be redeemed, the particular Notes or portions thereof to be redeemed shall be selected not more than 60 days and not less than 30 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption, either pro rata, by lot or by another method the Trustee shall deem fair and reasonable, and the aggregate principal amounts to be redeemed may be equal to $1,000 or any integral multiple thereof.

          The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the aggregate principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the aggregate principal amount of such Note which has been or is to be redeemed.

          SECTION 12.5  Notice of Redemption.  Notice of
     redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at its address appearing in the Note register.

          All notices of redemption shall state:

               (a)  the Redemption Date;

               (b)  the Redemption Price;

               (c) if less than all outstanding Notes are to be redeemed, the identification (and, in the case of a Note to be redeemed in part, the aggregate principal amount to be redeemed) of the particular Notes to be redeemed;

               (d) that on the Redemption Date the Redemption Price together with accrued interest to the Redemption Date will become due and payable upon each such Note or portion thereof, and that unless the Issuer shall default in payment of the Redemption Price and accrued interest, interest thereon shall cease to accrue on and after said date;

               (e) the place or places where such Notes are to be surrendered for payment of the Redemption Price;

               (f) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

               (g) the CUSIP number, if any, relating to such Notes; and

               (h) in the case of a Note to be redeemed in part, the aggregate principal amount of such Note to be redeemed and that after the Redemption Date upon surrender of such Note, new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued.

          Notice of redemption of Notes to be redeemed at the election of the Issuer shall be given by the Issuer or, at its request, by the Trustee in the name and at the expense of the Issuer.

          SECTION 12.6 Deposit of Redemption Price. On or prior to 11:00 a.m., New York City time, on any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust) an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the applicable Redemption Date) sufficient to pay the Redemption Price of all the Notes or portions thereof which are to be redeemed on that Redemption Date plus accrued interest to such Redemption Date.

          SECTION 12.7 Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified plus accrued interest to the Redemption Date and from and after such date (unless the Issuer shall default in the payment of the Redemption Price) such Notes shall cease to accrue interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuer at the Redemption Price.

          If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the Redemption Price thereof shall accrue interest at the rate of 9-3/4% per annum.

          SECTION 12.8 Notes Redeemed in Part. Any Note that is to be redeemed only in part shall be surrendered at the office or agency of the Issuer maintained for such purpose pursuant to Section 3.2 (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer or the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Note so surrendered."


          SECTION 2.     MISCELLANEOUS.

          2.1 The Trustee. The recitals contained herein shall be taken as the statements of the Issuer and the Trustee shall not assume responsibility for, or be liable in respect of, the correctness thereof. The Trustee makes no representation as to, and shall not be liable or responsible for, the validity or sufficiency of this Supplemental Indenture.

          2.2 Limited Effect. Except as expressly amended hereby, all of the provisions, covenants, terms and conditions of the Indenture are ratified and confirmed, and shall remain in full force.

          2.3 Counterparts. This Supplemental Indenture may be executed by one or more parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          2.4  GOVERNING LAW.  THIS SUPPLEMENTAL INDENTURE SHALL
BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW
YORK AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF SUCH STATE, WITHOUT REGARD TO
PRINCIPLES OF CONFLICTS OF LAWS.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

                              TRITON ENERGY CORPORATION, as
                                Issuer


Attest: \\Robert B. Holland, III       By: \\Peter Rugg
        ------------------------           --------------------
        Title: Senior Vice President       Title: Senior Vice President


                              UNITED STATES TRUST COMPANY OF
                                NEW YORK, as Trustee


Attest:____________________        By:___________________________
       Title:                         Title:


                                                              EXHIBIT A

                        [FORM OF FACE OF SECURITY]

FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT WITH RESPECT TO EACH $1,000
OF PRINCIPAL AMOUNT OF THIS SECURITY IS $248.24, THE ISSUE DATE IS DECEMBER 16, 1993 AND THE YIELD TO MATURITY IS 9-3/4%.


                         TRITON ENERGY CORPORATION

            9-3/4% Senior Subordinated Discount Notes due 2000

No. ____
Issue Date:  December 16, 1993
Issue Price:  $751.76
(for each $1,000 principal amount)
Original Issue Discount:  $248.24
(for each $1,000 principal amount)

          Triton Energy Corporation, a Texas corporation (the "Issuer"), promises to pay to ____________ or its registered assigns, the principal amount of ___________ DOLLARS ($__________) on December 15, 2000. This Note shall not bear interest except as specified on the other side of this Note. Additional provisions of this Note are set forth on the other side of this Note.


          IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its facsimile corporate seal.


                              TRITON ENERGY CORPORATION, as
                                Issuer


Attest:____________________        By:___________________________
Title:                        Title:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.


Dated:  December 16, 1993          UNITED STATES TRUST COMPANY OF
                           NEW YORK, as Trustee


                         By:___________________________
                         Authorized Signatory


                      [FORM OF REVERSE SIDE OF NOTE]

             9-3/4% Senior Subordinated Discount Note due 2000

          1. Interest. There will be no payments of interest on this Note prior to December 15, 1996. Commencing December 15, 1996, interest on this Note will accrue at the rate of 9-3/4% per annum and will be payable in cash semiannually on each December 15 and June 15, commencing June 15, 1997, to Holders of record on the close of business on the immediately preceding December 1 and June 1; provided that if the principal amount hereof or any portion of such principal amount is not paid when due (whether upon acceleration pursuant to Section 5.2 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 6 hereof, upon the date set for payment of the Change in Control Purchase Price or Colombian Asset Redemption Price, or other required payments pursuant to paragraph 8 hereof or upon the Stated Maturity of this
Note), then in each such case the overdue amount shall bear interest at the rate of 9-3/4% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

          2. Original Issue Discount. Original issue discount (the difference between the issue price and the principal amount of the Note), in the period during which any of the Notes remains outstanding, shall accrue at a rate of 9 % per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, commencing on the date of issuance of this Note.

          3. Method of Payment. Subject to the terms and conditions of the Indenture, payments in respect of the Notes shall be made at the office or agency of the Issuer maintained for that purpose in the City and State of New York or, at the option of the Issuer, payments in respect of the Notes may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes. The Issuer will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

          4.   Paying Agent and Registrar.  Initially, United
States Trust Company of New York (the "Trustee"), will act as paying agent and registrar. The Issuer may appoint and change any paying agent or registrar without notice, other than notice to the Trustee. The Issuer or any of its Subsidiaries or any of their Affiliates may act as paying agent or registrar.

          5. Indenture. The Issuer issued the Notes under an Indenture, dated as of December 15, 1993, between the Issuer and the Trustee, as supplemented by a First Supplemental Indenture, dated as of December 15, 1993 (collectively, the "Indenture"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act of 1939"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and holders are referred to the Indenture and the Trust Indenture Act of 1939 for a statement of those terms.

          The Notes are general unsecured obligations of the Issuer, limited to $170 million aggregate principal amount.

          6. Subordination. The Indebtedness represented by the Notes is expressly subordinate and junior in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness of the Issuer whether outstanding on the date of such Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder of a Note by its acceptance hereof agrees and accepts to be bound by such provisions.

          7. Redemption at the Option of the Issuer. No sinking fund is provided for the Notes. Commencing December 15, 1997, the Notes will be subject to redemption at the option of the Company, in whole or in part, at any time and from time to time, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as a percentage of principal amount) set forth below plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period beginning on December 15 of the years indicated below:


     Year                                         Percentage

     1997  . .  . .  . .  . .  . .  . .  . .      104.875%
     1998  . .  . .  . .  . .  . .  . .  . .      102.438%
     1999 and thereafter  . .  . .  . .  . .      100.000%


          8. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Notes to be redeemed on the Redemption Date, together with accrued interest thereon to the Redemption Date, is deposited with the Paying Agent prior to or on the Redemption Date, on and after such date interest ceases to accrue on such Notes or portions thereof.

          9. Offers to Repurchase the Notes by the Issuer. In certain circumstances relating to Asset Sales and Changes in Control described in the Indenture, the Issuer may be required to make offers to repurchase the Notes.

          10. Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Issuer shall not be required to exchange or register a transfer of (a) any Notes for a period of 15 days next preceding the first mailing or publication of notice of redemption of Notes to be redeemed, (b) any Notes selected, called or being called for redemption, in whole or in part, except, in the case of any Note to be redeemed in part, the portion thereof not so to be redeemed or
(c) any Note if the Holder thereof has exercised its right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased.

          11. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

          12. Unclaimed Money. The Trustee and each paying agent shall each return to the Issuer upon written request any money held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years. After return to the Issuer, Holders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another person.

          13. Amendment; Waiver. Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding and (ii) certain defaults or noncompliance with certain provisions may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer and the Trustee may amend the Indenture or the Notes to cure any ambiguity, defect or inconsistency, or to comply with Article Nine of the Indenture, or to make any change that does not adversely affect the rights of any Holder of Notes.

          14. Defaults and Remedies. Under the Indenture, Events of Default include, among others, (i) default in the payment of any installment of interest on the Notes as and when the same becomes due and payable, and continuance of such default for a period of 30 days; (ii) default in the payment of the principal amount, Redemption Price, Change in Control Purchase Price, Colombian Sale Redemption Price or Asset Sale Offer Price when the same becomes due and payable; (iii) failure by the Issuer to comply with other agreements in the Indenture or the Notes, subject to notice and lapse of time; (iv) certain Indebtedness of the Issuer or certain Subsidiaries of the Issuer for money borrowed in an aggregate outstanding principal amount of $10,000,000 or more becoming due and payable prior to final maturity thereof or default in any payment when due at final maturity of any such Indebtedness; (v) certain judgments or orders rendered against the Issuer or certain Subsidiaries of the Issuer in an aggregate principal amount of more than $10,000,000; and (vi) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate principal amount of the Notes at the time outstanding, may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes becoming due and payable immediately upon the occurrence of such Events of Default.

          Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default (except a Default in payment of amounts specified in clauses (i) and (ii) above) if it determines that withholding notice is in their best interests.

          15. Trustee Dealings with the Issuer. Subject to certain limitations imposed by the Trust Indenture Act of 1939, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

          16. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Issuer shall not have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Note Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

          17. Authentication. This Note shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Note.

          18. Defeasance, Covenant Defeasance. The Notes are subject to defeasance and covenant defeasance as provided in the Indenture.

          19. Abbreviations. Customary abbreviations may be used in the name of a Holder of Notes or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).

          20. GOVERNING LAW. THIS NOTE AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          The Issuer will furnish to any Holder of Notes upon written request and without charge a copy of the Indenture. Requests may be made to: Triton Energy Corporation, 6688 North Central Expressway, Suite 1400, Dallas, Texas 75206, Attention of Corporate Secretary.


                                                                  EXHIBIT B

                          INTERCOMPANY AGREEMENT

                               Dallas, Texas

                                                            _________, ____

          FOR VALUE RECEIVED, the undersigned, ________________, a ___________ corporation ("Maker"), hereby unconditionally promises to pay to the order of Triton Energy Corporation, a Texas corporation ("Payee"), at 6688 North Central Expressway, Suite 1400, Dallas, Texas 75206, or such other address given to Maker by Payee, the principal sum of ________ DOLLARS ($________).

          SECTION 1. Payment Obligations. Maker shall pay interest the _____ day of _____ of each year. Interest shall accrue at the rate of ______% above the prime rate quoted from time to time by Morgan Guaranty Trust Company or New York with respect to loans to its preferred customers. After maturity, this Note shall bear interest at the highest lawful rate.

          All unpaid principal of and accrued but unpaid interest on this Note shall be payable on ___________, ____.

          SECTION 2. Default Rate. All past due principal of and, to the extent permitted by applicable law, interest upon this Note shall bear interest at the lesser of the highest lawful rate and ____% per annum.

          SECTION 3. Rights and Remedies. If Maker shall fail to pay when due the accrued interest on this Note and such failure shall not be cured within five days, then Payee may declare the unpaid principal of this Note, and unpaid interest on this Note, to be immediately due and payable, and the same shall thereupon become due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or other formalities of any kind, all of which are hereby expressly waived by Maker.

          SECTION 4. Waiver. Maker and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable upon this Note, jointly and severally waive presentment, demand, protest, notice of protest and non-payment or other notice of any kind, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

          No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise, shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall ever be construed as a waiver of any right or remedy of Payee; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Payee.

          SECTION 5. Subsequent Advances. This Note shall represent the unpaid principal balance of an account payable owing by Maker to Payee on the date hereof. Payee shall have no obligation to make any additional advances to Maker.

          SECTION 6. Notice. Whenever this Note requires or permits any notice, approval, request or demand from one party to another, the notice, approval, request or demand must be in writing and shall be deemed to have been given when personally served or when deposited in the United States mails, registered or certified, return receipt requested, addressed to the party to be notified at the following address (or at such other address as may have been designated by written notice):

     Payee:    Triton Energy Corporation
               6688 North Central Expressway
               Suite 1400
               Dallas, Texas 75206

     Maker:    __________________________
               __________________________
               __________________________
               __________________________

The foregoing is not intended and shall not be deemed under any circumstances to require the holder hereof to give notice of any type or nature to Maker not expressly required by other provisions of this Note.

     SECTION 7. Usury Laws. Regardless of any provisions contained in this Note, the Payee shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Note, any amount in excess of the highest lawful rate, and, in the event Payee ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Maker and Payee shall, to the maximum extent permitted under applicable law,
(i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (ii) exclude voluntary prepayments and the effects thereof and (iii) spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout such term.

     SECTION 8.  APPLICABLE LAW. THIS NOTE IS INTENDED TO BE
PERFORMED IN THE STATE OF TEXAS. EXCEPT TO THE EXTENT THAT THE LAWS OF THE UNITED STATES MAY APPLY TO THE TERMS HEREOF, THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS NOTE.



By:_______________________________________